Exhibit 11.1

                               Loss per share

Computation of loss per share

                          Three Months Ended             Nine Months Ended
                             September 30,                  September 30,
                         1998            1997            1998           1997
                         ----            ----            ----           ----
                              (unaudited)                     (unaudited)

Basic:
Net Loss               ($5,689,135)   ($1,783,261)   ($11,513,405)  ($2,550,697)

Net loss applicable
to common stockholders ($5,689,135)   ($1,783,261)   ($11,513,405)  ($2,550,697)
                       ===========    ===========    ============   ===========

Basic weighted
average shares
outstanding              1,200,417      1,154,271       1,174,398     1,144,510
                       ===========    ===========    ============   ===========

Basic loss per common
share                       ($4.74)        ($1.54)         ($9.80)      ($2.23)
                       ===========    ===========    ============   ===========

Diluted:
Net loss applicable
to common stockholders ($5,689,135)   ($1,783,261)   ($11,513,405)  ($2,550,697)
                       ===========    ===========    ============   ===========

Basic weighted
average shares
outstanding              1,200,417      1,154,271       1,174,398     1,144,510

Net effect of
dilutive securities             0               0               0             0
                       -----------    -----------    ------------   -----------

Diluted weighted
average shares
outstanding              1,200,417      1,154,271       1,174,398     1,144,510
                       ===========    ===========    ============   ===========
Diluted loss per
common share                ($4.74)        ($1.54)         ($9.80)       ($2.23)
                       ===========    ===========    ============   ===========